                                   6,000,000 Shares


                            STAR TELECOMMUNICATIONS, INC.

                                     Common Stock

                                  ($.001 Par Value)


                            EQUITY UNDERWRITING AGREEMENT


                                                                  April 28, 1998



BT Alex. Brown Incorporated
Merrill Lynch , Pierce, Fenner & Smith Incorporated
Hambrecht & Quist LLC
Lehman Brothers Inc.
Furman Selz LLC
As Representatives of the
   Several Underwriters
c/o BT Alex. Brown Incorporated
One South Street
Baltimore, Maryland 21202


Ladies and Gentlemen:


     Star Telecommunications, Inc., a Delaware corporation (the "Company") and a certain shareholder of the Company named in Part A of Schedule II hereto (the "Selling Shareholder") propose to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of 6,000,000 shares of the Company's Common Stock, $.001 par value (the "Firm Shares"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell up to 150,000 additional shares of the Company's Common Stock and certain shareholders of the Company named in Part B of Schedule II hereto (the "Additional Selling Shareholders") also propose to sell up to 750,000 shares of the Company's Common Stock (the "Option Shares"), at the Underwriters' option (the "Underwriters' Option") as set forth below. The Selling Shareholder and the Additional Selling Shareholders are hereinafter referred to as "Selling Shareholders." The Company, the Selling Shareholders and the Additional Selling Shareholders are sometimes referred to herein collectively as the "Sellers."

     As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

     1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDERS.

          (a) The Company represents and warrants to each of the Underwriters as follows:

               (i) A registration statement on Form S-1 (File No. 333-48559) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b). Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

               (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company as listed in Exhibit A hereto (collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only material subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to so qualify in any such jurisdiction would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

               (iii) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; the portion of the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

               (iv)   The information set forth under the caption
"Capitalization" in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificates for the Shares conforms to the corporate laws of the State of Delaware.

               (v) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor to the best knowledge of the Company, instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform, in all material respects, to the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.


               (vi) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements, and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial, pro forma and statistical data included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and/or the books and records of the Company as the case may be. To the Company's best knowledge, based on its review of the facts and circumstances relating to the acquisition of each of LD Services, Inc. and T-One Corp., and based in part on a review of such transactions by the Company's independent auditors, such transactions should be accounted for as a pooling of interests, provided that the Company makes no representation as to the view of the Commission with respect to such accounting treatment.


               (vii) To the best of the Company's knowledge, Arthur Andersen LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

               (viii) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries could be reasonably expected to result in any material adverse change in the earnings, business, management, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or to prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement.

               (ix) The Company and the Subsidiaries have good and marketable title to all of the properties and assets (other than leased properties and assets) reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or the related notes and schedules thereto (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases.

               (x) The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

               (xi) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is expected to be entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, as it may be amended or supplemented and other than changes in the general economic condition of the United States of America. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement.

               (xii) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Amended and Restated Certificate of Incorporation or By-Laws or under any agreement, lease, contract, indenture or other material instrument or obligation to which it is a party or by which it, or material portions of its properties, is bound except for such violation or default that would not result in a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Subsidiary is a party, or of the Amended and Restated Certificate of Incorporation or By-Laws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction except for such conflicts, breaches or default that, individually or in the aggregate would not result in a Material Adverse Effect.

               (xiii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect except where the failure to obtain such approval, consent, order, authorization, designation, declaration or filing would not result in a Material Adverse Effect.

               (xiv) The Company owns or possesses adequate licenses or other rights to use all patents, copyrights, trademarks and trade secrets (the "Intellectual Property") described or referred to in the Prospectus as owned and used by it. Except as disclosed in the Prospectus, the Company has not received any notice of infringement or conflict with (and knows of no infringement or conflict with) asserted rights of others with respect to any Intellectual Property which infringement or conflict is of a material significance in respect of the condition, financial or otherwise of the Company and its Subsidiaries taken as a whole or the business, management, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole. The Company knows of no material infringement by others of any Intellectual Property owned by or licensed to, and used by, the Company.

               (xv) Neither the Company, nor to the Company's knowledge, any of its affiliates or Subsidiaries, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale
or resale of the Shares.   The Company acknowledges that the Underwriters may
engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Exchange Act.

               (xvi) Neither the Company nor any Subsidiary is an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" for an "investment company", as such terms are defined in the Investment Company Act of 1940 (as amended, the "1940 Act") and the rules and regulations of the Commission thereunder.

               (xvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xviii)   The Company and each of its Subsidiaries carry, or are
covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

               (xix) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under

Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

               (xx) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

               (xxi) All holders of a material portion of the securities of the Company and its Subsidiaries having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement.


               (xxii) This Agreement has been duly authorized, executed and delivered by the Company and has been duly executed and delivered by the Selling Shareholders and constitutes a valid and binding obligation of each of them enforceable in accordance with its terms except as rights to indemnity and contribution hereunder may be limited as a matter of applicable public policy or by applicable laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by general equitable principles.



               (xxiii)   The Company and its  Subsidiaries have all necessary
consents, authorizations, approvals, orders, certificates and permits (collectively, the "Licenses") of and from, and have made all declarations and filings with, all U.S. and foreign, local and other governmental authorities, including the Federal Communications Commission (the "FCC"), all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain such Licenses or make such declarations or filings would not have Material Adverse Effect and except as otherwise described in the Prospectus. Except as described in the Prospectus, neither the Company nor any of its Subsidiaries have received any notice of proceedings relating to, the limitation, suspension, modification or revocation of the Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.


               (xxiv) To the Company's knowledge after inquiry, except as described in the Prospectus, the Licenses are in full force and effect without conditions that would have a Material Adverse Effect except for such conditions imposed generally by the FCC upon such Licenses or conditions stated on the face of such Licenses, (i) except as disclosed in the Prospectus including, without limitation, conditions relating to the regulation regarding services over private lines interconnected to the public switched network, all express conditions in the Licenses have been satisfied where the failure to satisfy such conditions would have a Material Adverse Effect, and (ii) except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries have received any notification that any revocation or limitation of the Licenses is threatened or pending that would have a Material Adverse Effect.


               (xxv) To the Company's knowledge after inquiry, and except as disclosed in the Prospectus, the Licenses are validly issued. Except as disclosed in the Registration Statement or in the Prospectus, the Company and its Subsidiaries have filed with the FCC, the Regulierungsbehorde fuer Telekommunikation und Post, or the applicable United Kingdom regulatory agencies, as applicable, all tariffs, applications, informational reports, contracts, fee filings, and other document, that, to the Company's knowledge, are required under the United States Communications Act of 1934 (the "Communications Act"), the German Telecommunications Act or the United Kingdom Telecommunications Act of 1984 (collectively, the "Telecommunications Acts"), as applicable, except where the failure to so file would not have a Material Adverse Effect and such filings or submissions were in compliance in all material respects with applicable laws or regulations when filed or submitted and no deficiencies have been asserted by the FCC, the Regulierungsbehorde fuer Telekommunikation und Post, or the applicable United Kingdom regulatory agencies, as applicable, with respect to such filings or submissions except where the deficiency is of such a nature that failure to cure any such deficiency would not have a Material Adverse Effect.



               (xxvi) To the Company's knowledge and except as disclosed in the Prospectus, there is no proceeding, formal or informal complaint or investigation before the FCC, the Regulierungsbehorde fuer Telekommunikation und Post, or the applicable United Kingdom regulatory agencies, as applicable, against the Company or any of its Subsidiaries or any of the Licenses or based on any violation or alleged violation by the Company or any of its Subsidiaries of the Telecommunications Acts except for proceedings affecting the industry generally to which neither the Company nor any of its Subsidiaries is a specific party.



               (xxvii)   To the Company's knowledge, neither the execution,
delivery and performance of the Underwriting Agreement by the Company and the Selling Stockholders nor the stock issuance and sale described in the Registration Statement and Prospectus, will conflict with, violate or require any authorization, approval, or consent under the Telecommunications Acts not already obtained, or result in a breach or violation of any terms or provisions of, or constitute a default under, or cause any forfeiture or impairment of, any of the Licenses except with respect to any conflicts, violations, required authorizations, approval and consents, or defaults that would not result in a Material Adverse Effect.


               (xxviii) Neither the Company nor, to the Company's knowledge, any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent, or employee of the Company has, directly or indirectly, while acting on behalf of the Company, violated any material provision of the Foreign Corrupt Practices Act of 1977, as amended.

               (xxix) Except as disclosed in the Prospectus, there is no (i) legal or governmental proceeding pending or, to the Company's knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or its Subsidiaries is subject; or
(ii) administrative or judicial proceeding pending or, to the Company's knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or its Subsidiaries is subject arising under any Federal, State or local provisions that have been enacted or adopted regulating the discharge of materials into the environment or primarily for the purpose of protecting the environment; or (iii) material effect upon the Company or any of its Subsidiaries arising from compliance with Federal, State and local provisions which have been enacted or adopted regulating the discharge of materials into the environment or otherwise relating to the protection of the environment, that is required to be described in the Registration Statement or the Prospectus and is not so described.



               (xxx) To the best knowledge of the Company, no action has been taken by the Company or any of its Subsidiaries or any of the Selling Shareholders which would constitute a material violation of any noncompetition (or similar) agreement between Christopher E. Edgecomb and any other person or entity.


               (xxxi) The Shares are listed on the Nasdaq National Market subject to notice of listing.

          (b) The Selling Shareholders severally but not jointly represents and warrants as follows:

               (i)    Such Selling Shareholder now has and at the Option
Closing Date (as such date is hereinafter defined) will have good and marketable title to the Option Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Option Shares; and upon the delivery of, against payment for, such Option Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

               (ii) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement, the Power of Attorney, and the Custodian Agreement referred to below and to perform its obligations under such agreements. The execution and delivery of this Agreement and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, National Association of Securities Dealers, Inc. (the "NASD") rules or state securities laws or Blue Sky laws) and will not result in a breach of any indenture, mortgage, deed of trust or other material agreement or instrument to which such Selling Shareholder is a party, or of any order, rule or regulation applicable to such Selling

Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

               (iii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

               (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company or any of the Subsidiaries; and the sale of the Option Shares by such Selling Shareholder pursuant hereto is not prompted by any material information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement. The information pertaining to such Selling Shareholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

               (v) Neither such Selling Shareholder nor any of such Selling Shareholder's affiliated directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or has any other association (within the meaning of Article I, Section l(m) of the by-laws of the NASD) or affiliation with, any member firm of the NASD.


               (vi) Certificates in negotiable form for the total number of the Option Shares to be sold hereunder by the Selling Shareholders have been placed in custody with U.S. Stock Transfer Corporation, as custodian (the "Custodian") pursuant to the Custodian Agreement executed by each Selling Shareholder for delivery of any Option Shares to be sold hereunder by the Selling Shareholders. Each of the Selling Shareholders specifically agrees that any Option Shares represented by the certificates held in custody for the Selling Shareholders under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminable by any act or deed of the Selling Shareholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Shareholder or the dissolution of a corporate Selling Shareholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Option Shares hereunder, certificates for the Options Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Option Shares held by it against delivery of such Option Shares.



               (vii) This Agreement has been duly executed and delivered by the Selling Shareholders and constitutes a valid and binding obligation of each of them enforceable in accordance with its terms except as rights to indemnity and contribution hereunder may be limited as a matter of applicable public policy or by applicable laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by general equitable principals.


     2.   PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES AND THE OPTION SHARES.


          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company and the Selling Shareholder agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $25.78 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.


          (b) Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds by Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholders hereby grant an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Selling Shareholders setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each

Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Shareholders. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds drawn to the order of the Company for the Option Shares to be sold by it and to the order of the Custodian for the Option Shares to be sold by the Selling Shareholders against delivery of certificates therefor through the facilities of the Depository Trust Company in New York, New York.

          (d) If on the Option Closing Date, any Selling Shareholder fails to sell the Option Shares which such Selling Shareholder has agreed to sell on such date as set forth in Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represent the Option Shares which such Selling Shareholder has failed to so sell, as set forth in Schedule II thereto, or such lesser number as may be requested by the Representatives.

     3.   OFFERING BY THE UNDERWRITERS.

          It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deems it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to
Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

          It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters, a copy of which shall be furnished to the Company prior to the Closing Date.

     4.   COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

          (a) The Company covenants and agrees with the several Underwriters that:

               (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved (which approval shall not be unreasonably withheld or delayed) by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

               (ii)   The Company will advise the Representatives promptly
(A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission,
(C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and
(D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

               (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

               (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

               (v) The Company will comply with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the

Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

               (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

               (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.


               (viii) No offering, sale, short sale or other disposition of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated. The foregoing sentence shall not apply to (A) the Shares to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock options plans of the Company (the "Options Plans") all as described in footnote 1 to the table under the caption "Capitalization" in the Prospectus, (C) the grant of options to purchase Common Stock under the Option Plans, and (D) shares of Common Stock or securities convertible into, or exercisable for, shares of Common Stock pursuant to an acquisition transaction.


               (ix) The Company has caused each officer and director of the Company and certain stockholders (Dan Maxwell, the entities affiliated with the Hunt Family Trusts and Gotel Investment, Ltd.) to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriters, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Common Shares or derivative of Common Shares owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days, and in certain cases, for a period of 45 days, after the date of this Agreement, directly or indirectly, except with the prior written consent of BT Alex. Brown Incorporated ("Lockup Agreements").

               (x) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus.

               (xi) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

               (xii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

               (xiii) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company, provided that the actions of any of the Underwriters in that regard shall not be deemed actions of the Company.

          (b) The Selling Shareholder and subject to the exercise of the Underwriters' Option, each of the Additional Selling Shareholders covenants and agrees with the several Underwriters that:

               (i) No offering, sale, short sale or other disposition of any shares of Common Stock or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by such Selling Shareholder or request the registration for the offer or sale of any of the foregoing (or as to which such Selling Shareholder has the right to direct the disposition of) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by such Selling Shareholder otherwise than hereunder or with the prior written consent of BT Alex. Brown Incorporated.

               (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Option Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

               (iii) Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of Common Stock, provided that the actions of any of the Underwriters in that regard shall not be deemed actions of such Selling Shareholder.

     5.   COSTS AND EXPENSES.


          The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Shareholders; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws which fees and expenses of such counsel shall not exceed $20,000. The Selling Shareholders have agreed with the Company to reimburse the Company for a portion
of such expenses.   To the extent, if at all, that any of the Selling
Shareholders engage special legal counsel to represent them in connection with this offering, the fees and expenses of such counsel shall be borne by such Selling Shareholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of directed shares of the Common Stock by the Underwriters to employees and persons having business relationships with the Company and its Subsidiaries. The Sellers shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws and subject to the limit described above) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Shareholders shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.


     6.   CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

          The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company or the Selling Shareholders, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

          (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Riordan & McKinzie, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:


               (i) The Company has been organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Company's United States Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of each of the United States Subsidiaries is owned free and clear of all liens, encumbrances and equities and claims, and to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.


               (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the outstanding shares of the Company's Common Stock, including the Shares to be sold by the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form under the Delaware General Corporation Law; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist under the Amended and Restated Articles of Incorporation with respect to any of the Shares or the issue or sale thereof.

               (iii) Except as described in or contemplated by the Prospectus or as provided on a schedule attached to the opinion, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company nor any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

               (iv) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

               (v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules, footnotes and other financial and statistical information contained therein).

               (vi) The statements under the captions "Management---1997 Omnibus Stock Incentive Plan;" "Management---1996 Outside Director Nonstatutory Stock Option Plan;" "Management---Employment Contracts and Change of Control Arrangements;" "Description of Capital Stock;" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

               (vii) Such counsel does not know of any material contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are no so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

               (viii) Based solely on our review of the letter of Seed Mackall
& Cole LLP regarding litigation matters relating to the Company or any of its Subsidiaries, such counsel knows of no material legal or domestic governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.


               (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, or any material agreement or instrument known to such counsel and filed as an Exhibit to the Registration Statement to which the Company or any of the Subsidiaries is a party or any applicable United States federal, California or Delaware law or regulation, or so far as is known to such counsel, any order, writ or injunction that is material to the Company or its United States Subsidiaries, taken as a whole, of any United States federal or California or Delaware state jurisdiction, court or governmental instrumentality.


               (x) This Agreement has been duly authorized, executed and delivered by the Company.

               (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

               (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

               (xiii) This Agreement has been executed and delivered on behalf of the Selling Shareholders.

               (xiv) Each Selling Shareholder has full legal right, power and authority, and any approval required by law (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Shareholder.

               (xv) The Custodian Agreement and the Power of Attorney executed and delivered by each Selling Shareholder is valid and binding.

               (xvi) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the

Shares being sold by each Selling Shareholder on the Closing Date, and the Option Closing Date, as the case may be, free and clear of all liens, encumbrances, equities and claims.

               (xvii) The Shares have been listed by the Nasdaq National
Market.

          In rendering such opinion Riordan & McKinzie may rely as to matters governed by the laws of states other than California or Delaware or Federal laws on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In rendering such opinion with respect to the Selling Shareholders, Riordan & McKinzie may rely on Seed Mackall & Cole, counsel for the Selling Shareholders, provided that Riordan & McKinzie shall state that they believe that they and the Underwriters are justified in relying
on Seed Mackall & Cole, counsel for the Selling Shareholders.   In addition to
the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express an opinion as to the financial statements and related schedules, footnotes and other financial and statistical information contained therein). With respect to such statement, Riordan & McKinzie may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (c) The Representatives shall have received from Wilson Sonsini Goodrich & Rosati, P.C. ("WSGR"), counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, to the effect that:

               (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

               (ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity or contribution pursuant to Section 8 thereunder may be limited under applicable law and except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights.

          In rendering such opinion WSGR may rely as to all matters governed other than by the laws of the State of California or Federal laws on the opinion of counsel referred to in

Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact, necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, WSGR may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

          (d) The Representatives shall have received at or prior to the Closing Date from WSGR a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

          (e) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing, as the case may be, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

          (f) The Representatives shall have received from Arthur Andersen LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of December 31, 1997, did not disclose any weakness in internal controls that they considered to be material weaknesses.

          (g) The Representatives shall have received from counsel for the Selling Shareholders an opinion, addressed to Riordan & McKinzie and dated the Closing Date, in form reasonably acceptable to counsel for the Underwriters, and if Option Shares are purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to Riordan &

McKinzie and dated the Option Closing Date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

          (h) The Representatives shall have received from Baker & McKenzie, United Kingdom Regulatory counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, in form reasonably acceptable to counsel for the Underwriters, and if Option Shares are purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated the Option Closing Date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

          (i) The Representatives shall have received from Doser Amereller Noack/Baker & McKenzie, Federal Republic of Germany Regulatory counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, in form reasonably acceptable to counsel for the Underwriters, and if Option Shares are purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated the Option Closing Date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

          (j) The Representatives shall have received from Koteen & Naftalin, United States Regulatory counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Exhibit B hereto, and if Option Shares are purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated the Option Closing Date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

          (k) The Representatives shall have received from The Rebensdorf Group, United States state regulatory counsel for the Company, an opinion, addressed to the Underwriters and dated the Closing Date, in form reasonably acceptable to counsel for the Underwriters, and if Option Shares are purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated the Option Closing Date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

          (l) The Representatives shall have received from Seed, Mackall & Cole LLP, counsel for the Company, a letter addressed to the Underwriters and dated the Closing Date, stating that except as set forth in such letter, such counsel is not aware of any pending or threatened litigation involving the Company or any of its Subsidiaries, and if Option Shares are purchased at any date after the Closing Date, an additional letter from such counsel, addressed to the Underwriters and dated the Option Closing Date, confirming that the statements expressed as of the Closing Date in such letter remain valid as of such later date.

          (m) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer or

President and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and no proceedings for such purpose have been taken or are, to his or her knowledge, contemplated by the Commission;

               (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

               (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made;

               (iv) He or she has carefully examined the Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

               (v) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

          (n) The Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

          (o) The Lockup Agreements described in Section 4(ix) are in full force and effect.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to WSGR, counsel for the Underwriters.

          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

          In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7.   CONDITIONS OF THE OBLIGATIONS OF THE SELLERS.

          The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

     8.   INDEMNIFICATION.

          (a)  The Company agrees:


               (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading any act or failure to act; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof.

               (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

          (b) The Selling Shareholders severally and not jointly agree to indemnify the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 8(a) above. In no event, however, shall the liability of any Selling Shareholder for indemnification and contribution under this Section 8 exceed the proceeds received by such Selling Shareholder from the Underwriters in the offering. This indemnity obligation will be in addition to any liability which the Company may otherwise have.

          (c) The obligation of the Company pursuant to Section 8 herein shall be joint and several with the obligation of each of the Selling Shareholders, provided, however, that the obligation of a Selling Shareholder pursuant to
Section 8 herein shall be several and not joint with the obligation of the Company or any other Selling Shareholder. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they shall be responsible.

          (d) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in
Section 8(a), (b) or (d) shall be available to any party who shall fail to give notice as provided in this Section 8(e) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (d). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or
(b) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 8(d). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

          (f) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a), (b) or (d) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the Underwriters in the offering. The Underwriters' obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (g) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

          (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     9.   DEFAULT BY UNDERWRITERS.

          If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Shareholders or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option

Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10.  NOTICES.

          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to BT Alex. Brown Incorporated, One South Street, Baltimore, Maryland 21202, Attention: General Counsel; with a copy to BT Alex. Brown Incorporated, One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006, Attention: General Counsel; if to the Company, to



                      Kelly D. Enos
                      STAR Telecommunications
                      223 East De La Guerra Street
                      Santa Barbara, CA  93101


     with a copy to:

                      Timothy Sylvester
                      Riordan & McKinzie
                      300 South Grand Avenue
                      Los Angeles, CA  90071


if to the Selling Shareholders, to

                      The Selling Shareholders
                      c/o Christopher E. Edgecomb, attorney-in-fact STAR Telecommunications
                      223 East De La Guerra Street
                      Santa Barbara, CA  93101


     with a copy to:

                      Joe Cole

                      Seed, Mackall & Cole LLP
                      1332 Anacopa, Suite 200
                      Santa Barbara, CA  93101


     11.  TERMINATION.

          (a) This Agreement may be terminated by you by notice to the Company at any time prior to the Closing Date if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's common stock by the Nasdaq National Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (b)  as provided in Sections 6 and 9 of this Agreement.

     12.  SUCCESSORS.

          This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

     13.  INFORMATION PROVIDED BY UNDERWRITERS.

          The Company, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), legends required by Item 502(d) of Regulation S-K under the Act and the information under the caption "Underwriting" in the Prospectus.

     14.  MISCELLANEOUS.

          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.


                     (REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                         Very truly yours,

                         STAR TELECOMMUNICATIONS, INC.


                         By
                            --------------------------------------------
                              Kelly D. Enos, Chief Financial Officer



 SELLING SHAREHOLDERS LISTED ON SCHEDULE II



                                        MARY A. CASEY



                                        By:
--------------------------------           ----------------------------------
Christopher E. Edgecomb                      Christopher E. Edgecomb
                                             Attorney-in-Fact



David Vaun Crumly




By:
   ---------------------------------
     Christopher E. Edgecomb
     Attorney-in-Fact


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


BT ALEX. BROWN INCORPORATED
 MERRILL LYNCH & CO.
 HAMBRECHT & QUIST LLC
 LEHMAN BROTHERS
FURMAN SELZ LLC
   By BT Alex. Brown Incorporated



By:
   --------------------------------------

Title:
      -----------------------------------

Acting on behalf of the several Underwriters, including themselves, named in
Schedule I thereto.



                                      SCHEDULE I


                               SCHEDULE OF UNDERWRITERS


                                                    Number of Firm Shares
                  Underwriter                          to be Purchased
 ------------------------------------------------  -------------------------
 BT Alex. Brown Incorporated                                       1,803,000
 Merrill Lynch, Pierce, Fenner & Smith                            ----------
 Incorporated                                                      1,803,000
                                                                  ----------
 Hambrecht & Quist LLC                                               798,000
                                                                  ----------
 Lehman Brothers Inc.                                                798,000
                                                                  ----------
 Furman Selz LLC                                                     798,000
                                                                  ----------
                   TOTAL                                           6,000,000
                                                                  ----------
                                                                  ----------


                                     SCHEDULE II

                           SCHEDULE OF SELLING SHAREHOLDERS

                                        PART A




                                                          NUMBER OF FIRM SHARES
         NAME OF UNDERWRITTEN SELLING SHAREHOLDER               TO BE SOLD
 -----------------------------------------------------    ---------------------
 Christopher E. Edgecomb                                             315,000
                                                                    --------
      TOTAL                                                          315,000
                                                                    --------




                                        PART B




                                                            NUMBER OF  OPTION
                                                                  SHARES
         NAME OF ADDITIONAL SELLING SHAREHOLDERS                TO BE SOLD
 -------------------------------------------------------    -----------------
 Christopher E. Edgecomb                                             650,000
                                                                    --------
 David Vaun Crumly                                                    25,000
                                                                    --------
 Mary A. Casey                                                        75,000
                                                                    --------

      TOTAL                                                          750,000
                                                                    --------
                                                                    --------

                                      EXHIBIT A



                                 LIST OF SUBSIDIARIES


NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION
------------------                                -----------------------------
Arvilla Telecommunications, Inc.                  California

IIWII Corp.                                       Delaware

L.D. Services, Inc.                               California

T-One Corp.                                       Delaware

Helvey Com., Inc.                                 California

Lucius Enterprises, Inc.                          California

STAR Europe, Ltd.                                 United Kingdom

Romborg Holding, B.V.                             Netherlands

STAR Telecommunications Deutschland, GmbH         Germany

Grupo Industriale Arvilla SA de CV                Mexico

Servicios Sumosierra SA de CV                     Mexico


                                      EXHIBIT B



              MATTERS TO BE COVERED IN THE OPINION OF KOTEEN & NAFTALIN



     Counsel has read the Registration Statement and the Prospectus regarding Star Telecommunications, Inc. (the "Company") including particularly the portions of the Registration Statement and the Prospectus referring to regulatory issues and it is such counsel's opinion that:


     1. Nothing has come to the attention of those attorneys in the firm who regularly render service on behalf of the Company to cause us to believe that as of the Closing Date the statements in the Registration Statement and the Prospectus under the captions "Risk Factors--Risks Inherent in Acquisition Strategy, --Potential Adverse Effects of Government Regulation, --Risks of International Telecommunications Business and --Significant Competition" "Business--Industry Background, --Network, --Competition and --Government Regulation," that pertain to the Communications Act or constitute a summary of U.S. telecommunications legal and regulatory matters or government proceedings referred to therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading.

     2. The descriptions in the Registration Statement and the Prospectus under the captions "Risk Factors--Potential Adverse Effects of Government Regulation and --Significant Competition" "Business--Industry Background, --Network, --Competition and --Government Regulation," of U.S. federal telecommunications statutes and regulations or legal or governmental proceedings of the FCC with respect to telecommunications regulatory matters fairly summarize the matters therein described.

     3. Schedule 1 hereto accurately and completely lists all of the licenses, permits, and authorizations issued by the FCC (collectively the "Licenses") to the Company and, except as qualified in the Registration and Prospectus, which are necessary for the Company to carry on its business as described therein. To our knowledge, Schedule 2 hereto accurately and completely lists all pending applications filed by the Company with the FCC.


     4. To our knowledge, the Licenses are validly issued. "Validly issued" as used herein means that the Licenses have been issued through the means of regular FCC procedures applied in conformity with the Communications Act and prior FCC practice . To our knowledge, the Licenses are in full force and effect. "Full force and effect" as used herein means (i) the orders issuing the Licenses have become effective under the Communications Act, (ii) the Licenses contain no conditions that would have a material adverse effect on the Company's operations except for such conditions imposed generally by the FCC, and except with respect to conditions relating to the regulatory and reporting requirements applicable to private lines interconnected to the public switched network, conditions in the

License have been satisfied where the failure to satisfy such conditions would have a material adverse effect on the Company's ability to provide service , provided, however, that our understanding of the Company's service and operations is based solely on the Certificate of Officer of the Company, (iv) no stay of effectiveness has been issued and (v) the Company has not received any notification that any revocation or limitation of the Licenses is threatened or pending that would, if adopted, have a material adverse effect on the Company's operations as described in the Registration Statement and Prospectus.



     5. Except as identified in Schedule 3 hereto, the Company has filed with the FCC all tariffs, applications, informational reports, contracts, fee filings and other documents required under the Communications Act, except where the failure to so file would not have a material adverse effect on the Company's ability to provide it services as described in the Registration Statement and the Prospectus and, except as indentified in Schedule 3 hereto (i) such filings or submissions were in substantial compliance in all material respects with applicable federal telecommunications laws or regulations when filed or submitted, based solely on the Certificate of Officer; (ii) no deficiency has been asserted by the FCC with respect to such filings or submissions ; and
(iii) based solely on the Certificate of Officer, the information contained in such filings or submissions was, in all material respects, accurate, complete and up-to-date at the time the filings or submissions were made.


     6. Except as identified on Schedule 4, based solely on the attached Certificate of Officer of the Company and on a review of the public files of the FCC as of [May][April] __, 1998, there is no proceeding, formal or informal complaint or investigation pending before the FCC against the Company of any of its Licenses or based on any violation or alleged violation by the Company of the Communications Act, except for proceedings affecting the industry generally to which the Company is not a specific party.


      7. Neither the execution, delivery or performance of the Underwriting Agreement by the Company nor the stock issuance and sale described in the Registration Statement and Prospectus will violate, result in a breach of or require any authorization, approval or consent under the Communications Act not already obtained.




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